UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Subsequent to the approval of the disinterested members of the Board of Directors, on October 30, 2007, Xenomics, Inc. (the “Company”) and Gianluigi Longinetti-Buitoni, the Executive Chairman of the Company (“Lead Investor”) entered into Amendment No. 2 (the “Amendment”) to the Warrant and Put Option Agreement originally dated as of November 30, 2006, as amended August 29, 2007 (“Warrant and Put Option Agreement”), pursuant to which the Amendment extends to February 26, 2008 the date on which the Company can exercise the put option for the Maximum Put Amount which shall be no more than $1,500,000.  Upon notification on February 26, 2008, the Lead Investor shall purchase the number of Units specified in such notice by February 27, 2008 up to the Maximum Put Amount.  Amendment No. 2 to the Warrant and Put Option Agreement is filed as Exhibit 4.1 to this report.

Item 8.01	Other Events

                On October 12, 2007, the Company closed a private placement of 1,400,000 shares of common stock to an overseas institutional investor for aggregate gross proceeds of $700,000 pursuant to a Securities Purchase Agreement dated as of October 12, 2007 (the “Private Placement”).

Pursuant to Section 8(b) of the Amended and Restated Warrant Agreement dated as of November 30, 2006 by and between the Company and the Lead Investor as amended on August 29, 2007 (the “Amended and Restated Warrant Agreement”), Section 8(b) of the Warrant and Put Option Agreement and Section 3(b) of the warrants issuable upon exercise of the Lead Investor Warrants (as defined herein) (the “Warrant”) if the Company or any subsidiary sells or issues any common stock or common stock equivalents entitling any person to acquire shares of common stock of the Company, at an effective price per share that is lower than the exercise price, then (i) the exercise price shall be reduced to such lower price and (ii) the number of warrants issuable pursuant to the Amended and Restated Warrant Agreement and the Warrant and Put Option Agreement (the “Lead Investor Warrants”) and shares issuable upon exercise of the Warrants (the “Warrant Shares”), as the case may be, issuable pursuant thereto shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment..

Since the Company sold shares of common stock in the Private Placement at a price of $0.50 per share which is below the exercise prices of $0.55 for the Lead Investor Warrants and $0.70 for the Warrants, the Lead Investor is entitled to the protection of Section 8(b) of the Amended and Restated Warrant Agreement, Section 8(b) of the Warrant and Put Option Agreement and Section 3(b) of the Warrant.

On October 30, 2007 the Company and the Lead Investor entered into a waiver agreement by which the Lead Investor waived his right to (i) have the exercise price of the Lead

Investor Warrants and Warrants reduced to $0.50 per share and (ii) increase the number of shares of common stock issuable upon the exercise of the Lead Investor Warrants and the Warrant.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits.

4.1         Form of Amendment No. 2 to Warrant and Put Option Agreement dated October 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 5, 2007

XENOMICS, INC.

By:	/s/ GIANLUIGI LONGINOTTI-BUITONI
Gianluigi Longinotti-Buitoni
Executive Chairman